UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014 (February 21, 2014)

NEW ENTERPRISE STONE & LIME CO., INC.
(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664
(Address of principal executive offices)

(814) 766-2211
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, New Enterprise Stone & Lime Co., Inc. (the “Company”) announced that G. Dennis Wiseman had resigned as Chief Accounting Officer and Assistant Secretary of the Company due to his recent retirement, and that its Board of Directors had appointed Daryl Black as Chief Accounting Officer, effective immediately.  In addition to serving as Chief Accounting Officer, Mr. Black, 34 years old, will continue to serve as the Corporate Controller of the Company. Mr. Black served as the Company’s director of financial reporting from 2010 to late 2012, at which time Mr. Black assumed the role of Corporate Controller. Prior to joining the Company, Mr. Black was the manager of accounting and special reporting at Crump Life Insurance Services and also served as the Chief Financial Officer of its introducing broker dealer PJ Robb Variable Corp from April 2009 through August 2010.  Prior to joining Crump Life Insurance Services, Mr. Black worked for PricewaterhouseCoopers LLP as a senior accountant from 2004 to 2007 and as a manager from 2007 to 2009. Mr. Black began his career as a staff accountant at Ernst & Young LLP in 2004 and was later promoted to senior accountant.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President, Chief Executive Officer and Secretary

Date: February 27, 2014

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